UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2021

Lux Amber, Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-225545	98-1414834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 Rose Lane, Suite 102, Frisco, Texas 75036

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (214) 695-4252

__________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	LXAM	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On June 7, 2021, Mr. Walton Ashwander, Jr was appointed as President of the Company.

For the last 6 years Mr. Ashwander has worked for CRH, a world-class building materials business. During his tenure with CRH, Mr. Ashwander has served in a variety of capacities, including construction accountant, assistant controller, estimator, procurement manager, and regional procurement manager. For the last 18 months of his time with CRH, Mr. Ashwander served as the Regional Procurement Manager for CRH’s South Atlantic and Midsouth Material Regions, with responsibility for all purchasing and purchasing related processes for 9 operating companies across 6 states.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lux Amber, Corp.

By:	/s/ E. Thomas Layton
E. Thomas Layton Chairman of the Board and Chief Executive Officer

Dated: June 16, 2021